                                    AMENDED

                           ARTICLES OF INCORPORATION       EXHIBIT  3 (1)

                                      OF

                            HAWAIIAN AIRLINES, INC.



                                   ARTICLE I
                                     NAME

                     The name of the Corporation shall be

                            HAWAIIAN AIRLINES, INC.


                                  ARTICLE II
                                    OFFICES

The location of the principal office of the Corporation shall be in the City of Honolulu, Island of Oahu, State of Hawaii, and the mailing address of the principal office of the Corporation shall be 531 Ohohia Street, Honolulu, Hawaii 96819. The Corporation may have such other offices within and without the State of Hawaii as its business may from time to time require.


                                  ARTICLE III
                              PURPOSES AND POWERS

The purpose of the Corporation is to engage in commercial air transportation and any lawful act or activity for which Corporation may be organized under the law of Hawaii.


                                  ARTICLE IV
                                 CAPITAL STOCK

A. The Corporation is authorized to issue three classes of shares of capital stock, which shall be designated Class A Common Stock, Class B Common Stock and Preferred Stock, respectively. The total number of shares of capital stock which the Corporation is authorized to issue is sixty-five million fifty thousand (65,050,000) shares.

B.     (i)   The total number of shares of Common Stock which the Corporation shall have authority to issue is sixty three million fifty thousand (63,050,000), and all such shares shall have a par value of $.01. The Corporation shall be authorized to issue three million fifty thousand (3,050,000) shares of Class B Common Stock and sixty million (60,000,000) shares of Class A Common Stock. Notwithstanding the foregoing, the Corporation shall not be authorized to have more than sixty million (60,000,000) shares of Common Stock outstanding at any one time. Upon conversion of shares of Class B Common Stock into Class A Common Stock, the shares of Class B Common Stock acquired by the Corporation shall be canceled and shall not be reissued.

       (ii) No dividend shall be declared and paid with respect to Class A Common Stock unless concurrently an equal and identical dividend is declared and paid with respect to each share of Class B Common Stock, and no dividend shall be declared and paid with respect to the Class B Common Stock unless concurrently an equal and identical dividend is declared and paid with respect to each share of Class A Common Stock.

       (iii) The Class A Common Stock shall have all the voting rights provided under the Hawaii Business Corporation Act for voting common stock except as otherwise provided in these Articles of Incorporation.

       (iv) The Class B Common Stock shall have no right to vote on any matter at any meeting of shareholders except (a) as required under the Hawaii Business Corporation Act; and (b) if, notwithstanding the prohibition contained in paragraph B(ii) of this Article IV, a dividend is declared and paid with respect to the Class A Common Stock and an equal and identical dividend is not declared and paid concurrently with respect to the Class B Common Stock, each share of Class B Common Stock shall thereafter be entitled to vote in the election of directors as if it were a share of Class A Common Stock. The foregoing clause (b) shall not be deemed to limit the remedies available to a holder of Class B Common Stock for a violation of the provisions of paragraph B(ii) of this Article IV.

       (v) The ownership or control of more than twenty-five percent (25%) of the issued and outstanding voting capital stock of the Corporation by persons who are not "citizens of the United States" as defined in Section 102(a)(15) of the Transportation Act (49 U.S.C. 40101, et seq., the "Act") is prohibited;
                                         -------
provided, however, that such percentage shall be deemed to be automatically increased or decreased from time to time to that percentage of ownership which is then permissible by persons who are not "citizens of the United States" under the Act or under any successor or other law of the United States of America which provides for the regulation of, or is otherwise applicable to, the Corporation or its subsidiaries in their business activities. As used in the preceding sentence, capital stock of the Corporation means the Class A Common Stock and any other shares of stock of the Corporation entitled to vote on matters generally referred to the shareholders for a vote.

       (vi) A share of Class B Common Stock will automatically be converted into a share of Class A Common Stock, on a share-for-share basis, upon registration of transfer of such share of Class B Common Stock to a "citizen of the United States" as defined in the Act. In addition, a Conversion Event shall be deemed to occur if at any time after all distributions have been made pursuant to the Corporation's Third Amended Plan of Reorganization dated August 29, 1994, as amended, the Corporation determines that the amount of Class A Common Stock held by persons who are not "citizens of the United States" as defined in the Act has decreased sufficiently to allow all then outstanding shares of Class B Common Stock to convert into Class A Common Stock with the result that all holders of Class A Common Stock and holders of rights, warrants, options or convertible securities of the Corporation (other than Class B Common Stock) exercisable to acquire, or convertible into, Class A Common Stock (collectively, "Rights") who are not "citizens of the United States" as defined in the Act will not own, in the aggregate, more than 24 percent of the outstanding shares of Class A Common Stock, assuming full exercise of all outstanding Rights. Upon the occurrence of a Conversion Event, the Corporation shall send a written notice of such occurrence to the holders of Class B Common Stock at their addresses as they appear on the records of the Corporation's stock transfer agent and each outstanding share of Class B Common Stock shall automatically be deemed to represent one share of Class A Common Stock. After the occurrence of a Conversion Event, each holder of a certificate which theretofore represented Class B Common Stock shall be entitled upon surrender of such certificate to receive one or more certificates representing the same aggregate number of shares of Class A Common Stock as the number of shares of Class B Common Stock represented by the surrendered certificate.

       (vii) All shares of Common Stock, whether Class A Common Stock or Class B Common Stock, shall rank equally in the event of liquidation of the Corporation and shall be entitled to any assets of the Corporation available for distribution to shareholders after payment in full of any preferential amount to which holders of Preferred Stock may be entitled. For purposes of Section 1129(b)(2)(c)(ii) of Title 11 of the United States Code, neither the Class A Common Stock nor the Class B Common Stock shall be deemed a class junior to the other.

C. The total number of shares of Preferred Stock which this Corporation is authorized to issue is two million (2,000,000) shares having a par value of $.01 each and which may be issued from time to time in one or more series. Prior to or simultaneously with the creation and/or issuance of any such series, the Board of Directors is hereby authorized, subject to the Plan of Reorganization and section 1123 of the United States Bankruptcy Code, to fix the voting powers, designations, preferences and participating, optional, relative or other special rights, and qualifications, limitations or restrictions thereof to the full extent permitted by the laws of the State of Hawaii, unless such voting powers, designations, preferences, rights and qualifications, limitations or restrictions thereof are otherwise established by these Amended Articles of Incorporation. Unless otherwise provided in the resolution creating a series, all shares of that series redeemed, repurchased or otherwise reacquired, as well as shares of a series authorized but not yet issued, shall thereupon, without further action by the Board of Directors, be or become authorized but unissued shares subject to all of the authority of the Board of Directors in this Article IV provided.

D. No holder of the shares of Common Stock shall have any preemptive or preferential right of subscription for or to purchase any shares of any class of stock or other securities of the Corporation, whether now or hereafter authorized, other than such right or rights, if any, and upon such terms and at such prices as the Board of Directors, in its discretion from time to time may determine. The Board of Directors may issue shares of Common Stock or other securities without offering the same in whole or in part to the stockholders of the Corporation.

E. Sections 415-171 and 415-172 of the Hawaii Revised Statutes, as amended, relating to control share acquisitions, shall not apply to any acquisition of shares of capital stock of the Corporation.

F. No nonvoting equity securities of the Corporation shall be issued, subject to further amendment of these Articles as permitted by the laws of the State of Hawaii. This provision is included in these Articles in compliance with section 1123 of the United States Bankruptcy Code and shall have no further force and effect beyond that required by said section and for so long as said section is in effect and applicable to the Corporation.


                                   ARTICLE V
                              BOARD OF DIRECTORS

If the Corporation has only one stockholder, the Board of Directors shall have one or more directors. If the Corporation has two stockholders, the Board of Directors shall have two or more directors. If the Corporation has three or more stockholders, the Board of Directors shall have a minimum of three directors. Not less than one member of the Board of Directors shall be a resident of the State of Hawaii, and in the absence of such one member, the Board of Directors shall not function. The number of directors shall be fixed by, and the members of the Board of Directors shall be elected or appointed at such times, in such manner and for such terms as may be prescribed by the Bylaws which also may provide for the removal of directors and filling of vacancies and may provide that the remaining members of the Board of Directors, although less than a majority thereof, may by the affirmative vote of the majority of such remaining members fill vacancies in the Board of Directors. The directors need not be stockholders of the Corporation. The Board of Directors shall have full power to control and direct the business and affairs of the Corporation, subject, however, to any limitations which may be set forth in the Hawaii Business Corporation Act, in these Articles or in the Bylaws. The Board of Directors, without the approval of the stockholders of the Corporation, or of any percentage thereof, may authorize the borrowing of money or the incurring of debts even though, as a result thereof, the amount of the Corporation's indebtedness may exceed its capital stock.

                                  ARTICLE VI
                                   OFFICERS

The officers of the Corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents as may be prescribed by the Bylaws, a Corporate Secretary, a Treasurer and such other officers and assistant officers and agents as may be prescribed by the Bylaws. The officers shall be elected or appointed, hold office and may be removed as may be prescribed by the Bylaws. The Chairman of the Board shall be a director of the Corporation. No other officer and no subordinate officer need be a director of the Corporation. No officer need be a stockholder of the Corporation. Any two or more offices may be held by the same person, provided, however, that not less than two (2) persons shall be officers.

All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be prescribed by the Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with the Bylaws.


                                  ARTICLE VII
                       INDEMNITY AND LIMIT ON LIABILITY

A. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea or nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.

B. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation or any subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including any subsidiary of the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of this Corporation and, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to this Corporation unless and only to the extent that the court in which such action or suit was brought or in any other court having jurisdiction in the premises shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

C. To the extent that a director or officer of the Corporation or a person serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (A) or paragraph (B) of this
Article VII, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

D. Any indemnification under paragraph A or paragraph B of this Article VII shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraph A or paragraph B. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable by independent legal counsel in a written opinion to the Corporation, or (3) by a majority vote of the stockholders, or (4) by the court in which the proceeding is or was pending upon application made by the Corporation or such person or the attorney or other person rendering services in connection with the defense, whether or not the application by such person, attorney, or other person is opposed by the Corporation.

E. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in a particular case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article Vll.

F. Any indemnification pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, argument or otherwise and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

G. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

H. To the fullest extent permitted by the Hawaii Business Corporation Act as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Hawaii Business Corporation Act is amended after the date of the filing of these Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Hawaii Business Corporation Act, as so amended from time to time. No repeal or modification of this Article VII by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this
Article VII at the time of such repeal or modification.


                                 ARTICLE VIII
                               LIMITED LIABILITY

No stockholder of the Corporation shall be liable for any debt of the Corporation beyond any amount which may be due and unpaid upon the par value of the share or shares held by such stockholder.

                                  ARTICLE IX
                                    BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the power to alter, amend or repeal the Bylaws or adopt new Bylaws, subject to repeal or change by action of the stockholders, shall be vested in the Board of Directors.


                                   ARTICLE X
                              SERVICE OF PROCESS

Service of process may be made upon any officer of the Corporation.


                                  ARTICLE XI
                                   AMENDMENT

These Articles may be amended by the affirmative vote of the holders of not less than two-thirds (2/3) of all the stock of the Corporation issued and outstanding and having voting power, at a meeting duly called for such purpose, hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.


                                  ARTICLE XII
                                   DURATION

The Corporation shall exist in Perpetuity.

                        DESIGNATION OF PREFERRED STOCK
                        ------------------------------

       Section 1.  Designation and Amount.  The shares of such series shall be
       ---------   ----------------------
designated as Series A Junior Participating Cumulative Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), and the number of shares constituting such series shall be 20,000 (twenty thousand).

       Section 2.  Dividends and Distributions.
       ---------   ---------------------------

       (a) The holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") and of any other junior stock of the Corporation that may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the [tenth day of January, April, July and October] in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $.25 per share ($1.00 per annum), or (ii) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount to which the holder of each share of Series A Preferred Stock was entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

       (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.25 per share ($1.00 per annum) on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

       (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which cases such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          Section 3.   Voting Rights.  The holders of shares of Series A
          ---------    -------------
Preferred Stock shall have the following voting rights:

          (a) Each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes (and each one one-thousandth of a share of Series A Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the shareholders of the Corporation. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then and in each such event, the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) Except as otherwise provided in the Amended Articles of Incorporation of the Corporation or herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (c) In addition, the holders of shares of Series A Preferred Stock shall have the following special voting rights:

                (i) In the event that at any time dividends on Series A Preferred Stock, whenever accrued and whether or not consecutive, shall not have been paid or declared and a sum sufficient for the payment thereof set aside, in an amount equivalent to six quarterly dividends on all shares of Series A Preferred Stock at the time outstanding, then and in each such event, the holders of shares of Series A Preferred Stock and each other series of preferred stock now or hereafter issued that shall be accorded such class voting right by the Board of Directors and that shall have the right to elect one director (or, in the event any such other series is entitled to a greater number of directors, such number of directors, which shall be cumulative with and not in addition to the director provided for herein, such director or directors being hereinafter referred to as "Special Directors") as the result of a prior or subsequent default in payment of dividends on such series (each such other series being hereinafter called "Other Series of Preferred Stock"), voting separately as a class without regard to series, shall be entitled to elect the Special Director at the next annual meeting of shareholders of the Corporation, in addition to the directors to be elected by the holders of all shares of the Corporation entitled to vote for the election of directors, and the holders of all shares (including the Series A Preferred Stock) otherwise entitled to vote for directors, voting separately as a class, shall be entitled to elect the remaining members of the Board of Directors, provided that the Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall not have the right to elect more than one Special Director (in addition to any Special Director to which the holders of any Other Series of Preferred Stock are then entitled). Such special voting right of the holders of shares of Series A Preferred Stock may be exercised until all dividends in default on the Series A Preferred Stock shall have been paid in full or declared and funds sufficient therefor set aside, and when so paid or provided for, such special voting right of the holders of shares of Series A Preferred Stock shall cease, but subject always to the same provisions for the vesting of such special voting rights in the event of any such future dividend default or defaults.

                (ii) At any time after such special voting rights shall have so vested in the holders of shares of Series A Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal executive office of the Corporation shall, call a special meeting of the holders of shares of Preferred Stock so entitled to vote, for the election of the Special Directors to be elected by them as herein provided, to be held within 60 days after such call and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of shareholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of shareholders, and if in such case such special meeting is not called or held, the holders of shares of Preferred Stock so entitled to vote shall be entitled to exercise the special voting rights provided in this paragraph at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice given by such person, and for that sole purpose shall have access to the stock books of the Corporation. No such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of shareholders. If, at any meeting so called or at any annual meeting held while the holders of shares of Series A Preferred Stock have the special voting rights provided for in this paragraph, the holders of not less than 40% of the aggregate voting power of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding are present in person or by proxy, which percentage shall be sufficient to constitute a quorum for the election of additional directors as herein provided, the then authorized number of directors of the Corporation shall be increased by the number of Special Directors to be elected, as of the time of such special meeting or the time of the first such annual meeting held while such holders have special voting rights and such quorum is present, and the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall be entitled to elect the Special Director or Directors so provided for. If the directors of the Corporation are then divided into classes under provisions of the Amended Articles of Incorporation of the Corporation or the Bylaws, the Special Director or Directors shall belong to each class of directors in which a vacancy is created as a result of such increase in the authorized number of directors. If the foregoing expansion of the size of the Board of Directors shall not be valid under applicable law, then the holders of shares of Series A Preferred Stock and of each Other Series of Preferred Stock, voting as a class, shall be entitled, at the meeting of shareholders at which they would otherwise have voted, to elect a Special Director or Directors to fill any then existing vacancies on the Board of Directors, and shall additionally be entitled, at such meeting and each subsequent meeting of shareholders at which directors are elected, to elect all of the directors then being elected until by such class vote the appropriate number of Special Directors has been so elected.

                (iii) Upon the election-at such meeting by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, of the Special Director or Directors they are entitled so to elect, the persons so elected, together with such persons as may be directors or as may have been elected as directors by the holders of all shares (including Series A Preferred Stock) otherwise entitled to vote for directors, shall constitute the duly elected directors of the Corporation. Each Special Director so elected by holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall serve until the next annual meeting or until their respective successors shall be elected and qualified, or if any such Special Director is a member of a class of directors under provisions dividing the directors into classes, each such Special Director shall serve until the annual meeting at which the term of office of such Special Director's class shall expire or until such Special Director's successor shall be elected and shall qualify, and at each subsequent meeting of shareholders at which the directorship of any Special Director is up for election, said special class voting rights shall apply in the reelection of such Special Director or in the election of such Special Director's successor; provided, however, that whenever the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock shall be divested of the special rights to elect one or more Special Directors as above provided, the terms of office of all persons elected as Special Directors, or elected to fill any vacancies resulting from the death, resignation, or removal of Special Directors shall forthwith terminate (and the number of directors shall be reduced accordingly).

                (iv) If, at any time after a special meeting of shareholders or an annual meeting of shareholders at which the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, have elected one or more Special Directors as provided above, and while the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock shall be entitled so to elect one or more Special Directors, the number of Special Directors who have been so elected (or who by reason of one or more resignations, deaths or removals have succeeded any Special Directors so elected) shall by reason of resignation, death or removal be reduced the vacancy in the Special Directors may be filled by any one or more remaining Special Director or Special Directors. In the event that such election shall not occur within 30 days after such vacancy arises, or in the event that there shall not be incumbent at least one Special Director, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal office of the Corporation shall, call a special meeting of the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock so entitled to vote, for an election to fill such vacancy or vacancies, to be held within 60 days after such call and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of shareholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of shareholders, and if in such case such special meeting is not called, the holders of shares of Preferred Stock so entitled to vote shall be entitled to fill such vacancy or vacancies at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation; no such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of shareholders.

          (d) Nothing herein shall prevent the directors or shareholders from taking any action to increase the number of authorized shares of Series A Preferred Stock, or increasing the number of authorized shares of Preferred Stock of the same class as the Series A Preferred Stock or the number of authorized shares of Common Stock, or changing the par value of the Common Stock or Preferred Stock, or issuing options, warrants or rights to any class of stock of the Corporation as authorized by the Amended Articles of Incorporation of the Corporation, as it may hereafter be amended.

          (e) Except as set forth herein, holders of shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth in the Amended Articles of Incorporation of the Corporation or herein or by law) for taking any corporate action.

          Section 4.  Certain Restrictions.
          ---------   --------------------

          (a) Whenever any dividends or other distributions payable on the Series A Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, an shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not, directly or indirectly:

                (i) declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                (ii) declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on shares of the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration, directly or indirectly, any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5.   Reacquired Shares.  Any shares of Series A Preferred
          ---------    -----------------
Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, without designation as to series, and may be reissued as part of any series of preferred stock created by resolution or resolutions of the Board of Directors (including Series A Preferred Stock), subject to the conditions and restrictions on issuance set forth herein.

          Section 6.   Liquidation, Dissolution or Winding Up.  Upon any
          ---------    --------------------------------------
liquidation, dissolution or winding up of the Corporation, no distribution shall be made to:

          (a) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (i) $1.00 per share ($.001 per one one-thousandth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock; or

          (b) the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

          In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the aggregate amount to which the holder of each share of Series A Preferred Stock was entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7.  Consolidation, Merger, etc.  In the event that the
          ---------   --------------------------
Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then and in each such event, the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8.   No Redemption.  The shares of Series A Preferred Stock
          ---------    -------------
shall not be redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law, the Amended Articles of Incorporation of the Corporation or herein.

          Section 9.   Rank.  Unless otherwise provided in the Amended Articles
          ---------    ----
of Incorporation of the Corporation, including any amendment relating to a subsequent series of preferred stock of the Corporation, the Series A Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, and senior to the Common Stock of the Corporation.

          Section 10.  Amendment.  The Amended Articles of Incorporation of the
          ----------   ---------
Corporation shall not be amended in any manner that would materially and adversely alter or change the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single series.

          Section 11.  Fractional Shares.  Series A Preferred Stock may be
          ----------   -----------------
issued in fractions of a share (in one one-thousandths (1/1000) of a share and integral multiples thereof) that shall entitle the holder thereof, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of shares of Series A Preferred Stock.

                    DESIGNATION OF SPECIAL PREFERRED STOCK
                    --------------------------------------

          Section 1.   Designation and Amount.  The designation of the four
          ---------    ----------------------
series so created shall be (a) Series B Special Preferred Stock, par value $.01 per share (the "Series B Special Preferred Stock"), (b) Series C Special Preferred Stock, par value $.01 per share (the "Series C Special Preferred Stock"), (c) Series D Special Preferred Stock, par value $.01 per share (the "Series D Special Preferred Stock") and (d) Series E Special Preferred Stock, par value $.01 per share (the "Series E Special Preferred Stock") (collectively, the "Special Preferred Stock"). The Series B Special Preferred Stock shall consist of four (4) shares. The Series C Special Preferred Stock shall consist of one (1) share. The Series D Special Preferred Stock shall consist of one (1) share. The Series E Special Preferred Stock shall consist of one (1) share.

          Section 2.   Dividends and Distributions.  At any time that a
          ---------    ---------------------------
dividend or distribution is declared and paid with respect to Common Stock, a dividend shall be paid on the Special Preferred Stock in an amount per share equal to twice the dividend per share paid on the Common Stock, and, except as provided in Sections 6 and 7 hereof, the Special Preferred Stock shall not be entitled to receive any other dividends or distributions thereon.

          Section 3.   Voting Rights.
          ---------    -------------

          (a)   Voting Rights of the Special Preferred Stock.  The Special
                --------------------------------------------
Preferred Stock shall have the right to vote: (i) as required by the Hawaii Business Corporation Act and (ii) together with Class A Common Stock as a single class with respect to any matters submitted to the shareholders of the Class A Common Stock of the Corporation. The holder of each share of Special Preferred Stock shall be entitled to vote each share of the Special Preferred Stock of the Corporation which shall have been held by such holder and registered in the name of such holder on the books of the Corporation.

          (b)   Notice.  So long as any shares of the Special Preferred Stock
                ------
remain outstanding, the Corporation will provide the holders of the Special Preferred Stock with notice of each annual and special meeting of stockholders, including without limitation any meeting at which matters on which the Special Preferred Stock is entitled to vote, to the same extent as the holders of the Common Stock.

          (c)   Conditional Right to Elect Directors to Fill Vacancies.
                ------------------------------------------------------

                (i)   Series B Special Preferred Stock.  In the event of a
                      --------------------------------
vacancy or vacancies on the Board of Directors of the Corporation caused by the removal, resignation or death of one or more directors whom the holders of Series B Special Preferred Stock are entitled to identify to the Board of Directors for nomination to the Board of Directors pursuant to the Bylaws of the Corporation, and unless such vacancy is filled by the Board of Directors in accordance with the Bylaws within 30 days, such vacancy or vacancies may be filled by the affirmative vote of a majority of the holders of the Series B Special Preferred Stock at a special meeting of holders of Series B Special Preferred Stock called for such purpose, or by the unanimous written consent in lieu of meeting of all holders of Series B Special Preferred Stock, such director or directors to hold office until the next election of directors.

                (ii)  Series C Special Preferred Stock.   In the event of a
                      --------------------------------
vacancy on the Board of Directors of the Corporation caused by the removal, resignation or death of a director whom the holders of Series C Special Preferred Stock are entitled to identify to the Board of Directors for nomination pursuant to the Bylaws of the Corporation, and unless such vacancy is filled by the Board of Directors in accordance with the Bylaws within 30 days, such vacancy may be filled by the affirmative vote of a majority of the holders of the Series C Special Preferred Stock at a special meeting of holders of the Series C Special Preferred Stock called for such purpose, or by the unanimous written consent in lieu of meeting of all holders of Series C Special Preferred Stock, such director to hold office until the next election of directors.

                (iii) Series D Special Preferred Stock.  In the event of a
                      --------------------------------
vacancy on the Board of Directors of the Corporation caused by the removal, resignation or death of a director whom the holders of Series D Special Preferred Stock are entitled to identify to the Board of Directors for nomination pursuant to the Bylaws of the Corporation, unless such vacancy is filled by the Board of Directors in accordance with the Bylaws within 30 days, such vacancy may be filled by the affirmative vote of a majority of the holders of the Series D Special Preferred Stock at a special meeting of holders of Series D Special Preferred Stock of called for such purpose, or by the unanimous written consent in lieu of meeting of all holders of Series D Special Preferred Stock, such director to hold office until the next election of directors.

                (iv)  Series E Special Preferred Stock.  In the event of a
                      --------------------------------
vacancy on the Board of Directors of the Corporation caused by the removal, resignation or death of a director whom the holders of Series E Special Preferred Stock are entitled to identify to the Board of Directors for nomination pursuant to the Bylaws of the Corporation, unless such vacancy is filled by the Board of Directors in accordance with the Bylaws within 30 days, such vacancy may be filled by the affirmative vote of a majority of the holders of the Series E Special Preferred Stock at a special meeting of holders of Series E Special Preferred Stock called for such purpose, or by the unanimous written consent in lieu of meeting of all holders of Series E Special Preferred Stock, such director to hold office until the next election of directors.

          (d) Except as otherwise expressly provided herein or otherwise expressly required by law, the Special Preferred Stock shall not have any other voting rights with respect to the affairs of the Corporation.

          Section 4.  Conversion.
          ---------   ----------

          (a)   Convertible into Class A Common Stock.
                -------------------------------------

                (i)  Series B Special Preferred Stock.
                     --------------------------------

                     a)   Transfer.  A share of Series B Special Preferred
                          --------
Stock shall be converted into one share of Class A Common Stock automatically upon transfer of such share to any person (a "Transferee") who is not an "affiliate" of the initial holder of such share of Series B Special Preferred Stock. "Affiliate" shall mean any corporation, partnership, limited liability company, trust or other entity or an individual, which is, or is at least 50% owned, directly or indirectly, by, one or more of the stockholders of the general partners and/or the stockholders of the limited partners of the holder of the Series B Special Preferred Stock as of the date of issuance thereof.

                     b)   Less than 5%.  Each share of Series B Special
                          -------------
Preferred Stock shall be converted into one share of Class A Common Stock automatically if the holder of Series B Special Preferred Stock is the holder of record of less than 5% of the "outstanding common equity interest" of the stock of the Corporation for a period of 365 consecutive days. "Outstanding common equity interest" shall mean outstanding Class A Common Stock, outstanding Class B Common Stock, Class A Common Stock to be issued upon exercise, conversion or exchange of outstanding warrants, stock options, or convertible stock, or other securities exerciseable, convertible or exchangeable into Class A Common Stock (without taking into effect any anti-dilution provisions in such securities).

                (ii)   Series C Special Preferred Stock.  A share of Series C
                       --------------------------------
Special Preferred Stock shall be converted into one share of Class A Common Stock automatically upon transfer of such share to any Transferee. In addition to the foregoing, each share of the Series C Special Preferred Stock shall be converted into one share of Class A Common Stock automatically if the collective bargaining agreement by and between the holders of such share and the Corporation is amended through collective bargaining pursuant to the Railway Labor Act, 45 U.S.C. (S) 156, so that the collective bargaining agreement no longer entitles such holders to nominate a representative on the Board of Directors.

                (iii)  Series D Special Preferred Stock.  A share of Series D
                       --------------------------------
Special Preferred Stock shall be converted into one share of Class A Common Stock automatically upon transfer of such share to any Transferee. In addition to the foregoing, each share of the Series D Special Preferred Stock shall be converted into one share of Class A Common Stock automatically if the collective bargaining agreement by and between the holders of such share and the Corporation is amended through collective bargaining pursuant to the Railway Labor Act, 45 U.S.C. (S) 156, so that the collective bargaining agreement no longer entitles such holders to nominate a representative on the Board of Directors.

                (iv)   Series E Special Preferred Stock. A share of Series E
                       --------------------------------
Special Preferred Stock shall be converted into one share of Class A Common Stock automatically upon transfer of such share to any Transferee. In addition to the foregoing, each share of the Series E Special Preferred Stock shall be converted into one share of Class A Common Stock automatically if the collective bargaining agreement by and between the holders of such share and the Corporation is amended through collective bargaining pursuant to the Railway Labor Act, 45 U.S.C. (S) 156, so that the collective bargaining agreement no longer entitles such holders to nominate a representative on the Board of Directors.

          (b)   Time of Conversion and Surrender of Shares. Conversion shall be
                ------------------------------------------
deemed to have been effected on the date that, as the case may be, (i) the share of Special Preferred Stock is transferred to the Transferee, (ii) is the 365th consecutive day after the holder of Series B Special Preferred Stock is the holder of record of less than 5% of the outstanding common equity interest of the stock of the Corporation, and (iii) the related collective bargaining agreement is amended, and each such date is referred to herein as the "Conversion Date." The Transferee or the other holder of the converted Special Preferred Stock shall be deemed to have become a stockholder of record of the Class A Common Stock on the applicable Conversion Date. On the applicable Conversion Date or as soon as practicable thereafter, any holder of a converted share of Special Preferred Stock must deliver the certificate representing such share to the Corporation during regular business hours at the principal office of the Corporation or at such other place as may be designated in writing delivered to the holder of such certificate by the Corporation, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice identifying the Transferee or other holder, as the case may be. As promptly as practicable thereafter, the Corporation shall issue and deliver at such office to such Transferee or other holder a certificate for the shares of Class A Common Stock issuable upon conversion.

          (c)   Issuance of Class A Common Stock.  All shares of Class A
                --------------------------------
Common Stock that may be issued upon conversion of the Special Preferred Stock shall be issued for consideration that the Board of Directors hereby determines to be adequate, and upon issuance, such shares of Class A Common Stock will be validly issued, fully paid and nonassessable. The Corporation will pay any and all documentary and other taxes that may be payable in respect of any issue or delivery of shares of Class A Common Stock on conversion of the Special Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Class A Common Stock in a name other than that in which the shares of the Special Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such transfer has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

          (d)   Adjustments.  The number of shares of Class A Common Stock
                -----------
issuable upon the conversion of each share of the Special Preferred Stock shall not be subject to adjustment.

          Section 5.   Reacquired Shares.  Any shares of Special Preferred
          ---------    -----------------
Stock purchased or otherwise acquired by the Corporation in any manner whatsoever (including upon conversion into Class A Common Stock) shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, without designation as to series, and may be reissued as part of any series of preferred stock subsequently created by resolution or resolutions of the Board of Directors.

          Section 6.  Liquidation, Dissolution or Winding Up.  In the event of
          ---------   --------------------------------------
the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Special Preferred Stock shall be entitled to receive, out of the assets of the Corporation, whether such assets are capital or surplus of any nature, $.01 per share of Special Preferred Stock before any payment shall be made or any assets distributed to the holders of the Common Stock or the holders of any other class of stock junior in respect of liquidation rights to the Special Preferred Stock; and the holders of the Special Preferred Stock shall not be entitled to any further payments. If upon such liquidation, dissolution or winding up, whether voluntary or involuntary, the assets of the Corporation or proceeds thereof shall be insufficient to make the full liquidating payment of $.01 per share of the Special Preferred Stock and the full liquidating payment due to any holder of Preferred Stock of any series ranking pari passu with the Special Preferred Stock, then such assets and proceeds shall be distributed among the holders of the Special Preferred Stock, ratably on a share for share basis in accordance with the respective amounts which would be payable on all such series of Preferred Stock, if all remaining liquidating amounts payable were paid in full and nothing shall be paid to the holders of any other class of stock junior to the Special Preferred Stock. Neither a consolidation nor merger of the Corporation with or into one or more corporations, nor a sale of all or a substantial part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 6 unless such consolidation, merger or sale shall be in connection with a plan of liquidation, dissolution or winding up of the business of the Corporation.

          Section 7.   Consolidation, Merger, etc.  In the event that the
          ---------    ---------------------------
Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then and in each such event, all shares of Special Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

          Section 8.   No Redemption.  The shares of Special Preferred Stock
          ---------    -------------
shall not be redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Special Preferred Stock in any other manner permitted by law, the Amended Articles of Incorporation of the Corporation or herein.

          Section 9.   Rank.  With regard to rights to receive distributions
          ---------    ----
upon liquidation, dissolution or winding up of the Corporation, the Special Preferred Stock shall rank (i) senior to the Common Stock of the Corporation,
(ii) senior to any series of Preferred Stock of the Corporation the terms of which specifically provide that such series shall rank junior to the Special Preferred Stock, (iii) junior to any series of Preferred Stock of the Corporation the terms of which specifically provide that such series shall rank senior to the Special Preferred Stock, and (iv) pari passu with each other and with any series of Preferred Stock of the Corporation the terms of which do not specifically provide that such series shall rank junior or senior to the Special Preferred Stock.

          Section 10.  Preemptive Rights.  No holder of the shares of Special
          ----------   -----------------
Preferred Stock shall have any preemptive or preferential rights of subscription for or to purchase any shares of any class of stock or other securities of the Corporation, whether now or hereafter authorized, other than such right or rights, if any, and upon such terms and at such prices as the Board of Directors, in its discretion from time to time may determine. The Board of Directors may issue shares of Special Preferred Stock or other securities without offering the same in whole or in part to the stockholders of the Corporation.